Exhibit 7

Condensed Consolidating Balance Sheet

	December 31, 2011
In millions of dollars	Citigroup parent company	CGMHI	CFI	CCC	Associates	Other Citigroup subsidiaries and eliminations	Consolidating adjustments	Citigroup consolidated

Assets
Cash and due from banks	$—	$1,237	$—	$211	$254	$27,210	$(211)	$28,701
Cash and due from banks—intercompany	3	2,963	—	161	175	(3,141)	(161)	—
Federal funds sold and resale agreements	—	209,618	—	—	—	66,231	—	275,849
Federal funds sold and resale agreements—intercompany	—	10,981	—	—	—	(10,981)	—	—
Trading account assets	7	123,017	18	—	12	168,680	—	291,734
Trading account assets—intercompany	92	9,319	269	—	—	(9,680)	—	—
Investments	37,477	110	—	2,177	2,250	253,576	(2,177)	293,413
Loans, net of unearned income	—	205	—	24,899	28,556	618,481	(24,899)	647,242
Loans, net of unearned income—intercompany	—	—	58,039	4,916	8,585	(66,624)	(4,916)	—
Allowance for loan losses	—	(47)	—	(2,299)	(2,547)	(27,521)	2,299	(30,115)

Total loans, net	$—	$158	$58,039	$27,516	$34,594	$524,336	$(27,516)	$617,127
Advances to subsidiaries	108,644	—	—	—	—	(108,644)	—	—
Investments in subsidiaries	194,979	—	—	—	—	—	(194,979)	—
Other assets	35,776	49,207	367	4,000	7,132	274,572	(4,000)	367,054
Other assets—intercompany	29,935	42,974	3,257	4	2,366	(78,532)	(4)	—

Total assets	$406,913	$449,584	$61,950	$34,069	$46,783	$1,103,627	$(229,048)	$1,873,878

Liabilities and equity
Deposits	$—	$—	$—	$—	$—	$865,936	$—	$865,936
Federal funds purchased and securities loaned or sold	—	149,725	—	—	—	48,648	—	198,373
Federal funds purchased and securities loaned or sold—intercompany	185	25,902	—	—	—	(26,087)	—	—
Trading account liabilities	—	72,493	298	—	—	53,291	—	126,082
Trading account liabilities—intercompany	96	8,530	90	—	—	(8,716)	—	—
Short-term borrowings	13	1,229	7,133	750	1,100	44,966	(750)	54,441
Short-term borrowings—intercompany	—	43,056	3,153	10,243	10,792	(57,001)	(10,243)	—
Long-term debt	181,702	6,884	45,081	2,742	5,680	84,158	(2,742)	323,505
Long-term debt—intercompany	19	59,958	2,971	14,919	20,692	(83,640)	(14,919)	—
Advances from subsidiaries	17,027	—	—	—	—	(17,027)	—	—
Other liabilities	19,625	63,012	889	1,453	2,483	39,959	(1,453)	125,968
Other liabilities—intercompany	10,440	10,575	352	199	52	(21,419)	(199)	—

Total liabilities	$229,107	$441,364	$59,967	$30,306	$40,799	$923,068	$(30,306)	$1,694,305

Citigroup stockholders’ equity	$177,806	$7,825	$1,983	$3,763	$5,984	$179,187	$(198,742)	$177,806
Noncontrolling interests	—	395	—	—	—	1,372	—	1,767

Total equity	$177,806	$8,220	$1,983	$3,763	$5,984	$180,559	$(198,742)	$179,573

Total liabilities and equity	$406,913	$449,584	$61,950	$34,069	$46,783	$1,103,627	$(229,048)	$1,873,878